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                                                                 Exhibit 23.8


                         CONSENT OF TED L. SNIDER, SR.

                  I consent to being named as about to become a director under the captions "Management," "Certain Transactions" and "Security Ownership of Certain Beneficial Owners" in the Registration Statement (Form S-4) of Citadel Broadcasting Company, the related Prospectus and any amendments thereto.


Little Rock, Arkansas                            /s/  TED L. SNIDER, SR.
September 29, 1997                               -----------------------
                                                      Ted L. Snider, Sr.